ONE MEDIA ENTERPRISES INC.

Consolidated Financial Statements

For the  Years Ended December 31, 2016 and 2015

Report of Independent Registered Public Accounting Firm 2

Consolidated Balance Sheets3

Consolidated Statements of Operations4

Consolidated Statements of Stockholder’s Deficit 5

Consolidated Statements of Cash Flows6

Notes to the Consolidated Financial Statements7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

One Media Enterprises Limited

La Grange, Illinois

We have audited the accompanying consolidated balance sheets of One Media Enterprises Limited as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended. One Media Enterprises Limited’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of One Media Enterprises Limited as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that One Media Enterprises Limited will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, One Media Enterprises Limited has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

November 9, 2017

ONE MEDIA ENTERPRISES LIMITED

Consolidated Balance Sheets

As of December 31, 2016 and 2015

(Expressed in US dollars)

	December 31, 2016	December 31, 2015

ASSETS

Current assets

Cash	$17	$273
Inventory	685	685

Total current assets	702	958

Intangible assets, net accumulated amortization of $119,452 and $19,452, respectively	380,548	480,548

Total assets	$381,250	$481,506

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities

Accounts payable and accrued liabilities	$197,495	$191,336
Advances from related parties	83,854	100,356
Notes payable	998,956	981,880
Convertible debentures	200,000	200,000
Deferred revenue	1,612	–

Total current liabilities	1,481,917	1,473,572

Convertible debentures – long-term	30,000	–

Total liabilities	1,511,917	1,473,572

STOCKHOLDERS’ DEFICIT

Common stock
Authorized: 1,000 common shares with par value of £1.00 per share, 1,000 shares issued and outstanding	1,547	1,547
Accumulated deficit	(1,132,214)	(993,613)

Total stockholders’ deficit	(1,130,667)	(992,066)

Total liabilities and stockholders’ deficit	$381,250	$481,506

(The accompanying notes are an integral part of these consolidated financial statements.)

ONE MEDIA ENTERPRISES LIMITED

Consolidated Statements of Operations

For the Years Ended December 31, 2016 and 2015

(Expressed in US dollars)

	Year ended December 31, 2016	Year ended December 31, 2015
Revenues	$–	$6,857
Cost of sales	–	(3,155)

Gross profit	–	3,702

Operating Expenses

Amortization expense	100,000	19,452
General and administrative	45,446	140,700
Write-down of inventory	–	170,060

Total operating expenses	145,446	330,212

Operating loss	(145,446)	(326,510)

Other Income (Expenses)
Interest expense	(14,948)	(69,000)
Gain on foreign currency transaction	21,793	6,896

Total Other Income (Expenses)	6,845	(62,104)

Net Loss	$(138,601)	$(388,614)

Net Loss Per Share, Basic and Diluted	$(138.60)	$(388.61)

Weighted Average Shares Outstanding – Basic and Diluted	1,000	1,000

(The accompanying notes are an integral part of these consolidated financial statements.)

ONE MEDIA ENTERPRISES LIMITED

Consolidated Statements of Stockholder’s Deficit

For the Years Ended December 31, 2016 and 2015

(Expressed in US dollars)

	Common Stock
	Shares	Par Value	Accumulated Deficit	Total

Balance – December 31, 2014	1,000	$1,547	$(604,999)	$(603,452)

Net loss	–	–	(388,614)	(388,614)

Balance – December 31, 2015	1,000	1,547	(993,613)	(992,066)

Net loss	–	–	(138,601)	(138,601)

Balance – December 31, 2016	1,000	$1,547	$(1,132,214)	$(1,130,667)

(The accompanying notes are an integral part of these consolidated financial statements.)

ONE MEDIA ENTERPRISES LIMITED

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2016 and 2015

(Expressed in US dollars)

	Year ended December 31, 2016	Year ended December 31, 2015

Cash flows from operating activities:

Net loss	$(138,601)	$(388,614)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization expense	100,000	19,452
Write down of inventory	–	170,060
Gain on foreign currency transaction	(21,793)	(6,896)
Changes in operating assets and liabilities:
Inventory	–	32,065
Accounts payable and accrued liabilities	27,952	84,874
Deferred revenue	1,612	–

Net cash used in operating activities	(30,830)	(89,059)

Cash flows from investing activities:

Cash paid for inventory	–	(202,810)
Net cash used in investing activities	–	(202,810)

Cash flows from financing activities:

Proceeds from notes payable	17,076	118,380
Proceeds from convertible debentures	30,000	200,000
Proceeds from due to related parties	32,352	9,234
Repayment of due to related parties	(48,854)	(36,012)

Net cash provided by financing activities	30,574	291,602

Decrease in Cash	(256)	(267)

Cash – Beginning of Period	273	540

Cash – End of Period	$17	$273

Supplemental Disclosures

Interest paid	$–	$–
Income tax paid	–	–

Non-cash investing and financing activities

Promissory note issued for acquisition of intangible assets	$–	$500,000

(The accompanying notes are an integral part of these consolidated financial statements.)

ONE MEDIA ENTERPRISES LIMITED

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

1.Nature of Operations and Continuance of Business

One Media Enterprises Limited (the “Company”) was incorporated in England and Wales on December 18, 2012. The Company is a medical mobile software/data collection company that sells smart health watches and its related mobile apps to acquire the data, which is operated through its wholly-owned subsidiary, One Media Partners Inc. (“OMP”), a company incorporated in the State of Delaware on October 22, 2012. On October 22, 2015, the Company entered into an investment agreement with Shenzhen Yinuo Technologies Ltd. (“Yinuo”), a China company, where the Company acquired a 50% ownership of all intellectual property developed by Yinuo in exchange for $500,000 which was settled through the issuance of a promissory note.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2016, the Company has not recognized significant revenue, has a working capital deficit of $1,481,215, and has an accumulated deficit of $1,132,214. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.Summary of Significant Accounting Policies

a)Basis of Presentation and Principles of Consolidation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The consolidated financial statements are comprised of the records of the Company and its wholly owned subsidiary, One Media Partners Inc., a company incorporated in the State of Delaware. All intercompany transactions have been eliminated on consolidation. The Company’s fiscal year end is December 31.

b)Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the fair value and estimated useful life of intangible assets, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of December 31, 2016 and 2015, the Company had cash on hand in the amount of $17 and $273, respectively.

d)Net Loss per Share

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of December 31, 2016 and 2015, the Company had no potentially dilutive common shares outstanding.

ONE MEDIA ENTERPRISES LIMITED

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.Summary of Significant Accounting Policies (continued)

e)Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, inventory, accounts payable and accrued liabilities, amounts due to related parties, convertible notes payable, and notes payable. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)Revenue Recognition

The Company recognizes revenue from sale of watches and other products. Revenue will be recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is assured. The Company is not exposed to any credit risks as amounts are paid prior to shipment of the products.

g)Inventory

Inventory is comprised of watches and other products purchased for resell, and is recorded at the lower of cost or net realizable value on a first-in first-out basis. The Company establishes inventory reserves for estimated obsolete and unsaleable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future and market conditions. During the years ended December 31, 2016 and 2015, the Company recorded a write-down of inventory of $0 and $170,060, respectively, for obsolete and unsaleable inventory.

h)Intangible Assets

Intangible assets are stated at cost less accumulated amortization and are comprised of intellectual property developed by Yinuo, a non-related party, with a useful life of five years. During the years ended December 31, 2016 and 2015, the Company incurred amortization expense of $100,000 and $19,452, respectively.

ONE MEDIA ENTERPRISES LIMITED

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.Summary of Significant Accounting Policies (continued)

i)Long-lived Assets

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. During the years ended December 31, 2016 and 2015, the Company had no long-lived assets.

j)Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Foreign currency transactions are primarily undertaken in British Pounds. Foreign currency transactions are translated to United States dollars in accordance with ASC 830, Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

k)Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are required to be in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

l)Subsequent Events

The Company evaluated subsequent events through the date when financial statements were issued for disclosure consideration.

3.Acquisition of Intangible Assets

On October 22, 2015, the Company entered into an investment agreement with Yinuo whereby the Company acquired 50% of the intellectual property developed by Yinuo in exchange for the issuance of a $500,000 promissory note, which is unsecured, non-interest bearing, and is due on demand.

Description	December 31, 2016	December 31, 2015
Acquisition value	$500,000	$500,000
Accumulated amortization	(119,452)	(19,452)

Intangible assets, net	380,548	480,548

4.Related Party Transactions

As of December 31, 2016 and 2015, Robert Wagner, CEO and director of the Company, advanced the Company an aggregate of $74,224 and $98,827, respectively, to fund the Company’s operations. During the years ended December 31, 2016 and 2015, the Company received advances of $24,251 and $7,705 and repaid advances in the amount of $48,854 and $36,012, respectively. The advances are unsecured, non-interest bearing, due on demand.

As of December 31, 2016 and 2015, a company controlled by Irving Aronson, an officer of the Company, advanced the Company an aggregate of $8,642 and $1,529, respectively, to fund the Company’s operations. During the years ended December 31, 2016 and 2015, the Company received advances of $7,113 and $1,529, respectively. The advances are unsecured, non-interest bearing, due on demand.

ONE MEDIA ENTERPRISES LIMITED

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

4.Related Party Transactions (continued)

As of December 31, 2016 and 2015, a Company controlled by Irving Aronson, an officer of the Company, advances the Company an aggregate of $988 and $0, respectively, to fund the Company’s operations. During the years ended December 31, 2016 and 2015, the Company received advances of $988 and $0, respectively. The advances are unsecured, non-interest bearing, due on demand.

5.Inventory

Inventory consisted of the following:

Description	December 31, 2016	December 31, 2015

Sensation Health Watch	$340	$340
Evolution Smart Watch	345	345

Total Inventory	$685	$685

6.Notes Payable

As of December 31, 2014, the Company had notes payable and accrued interest in the amounts of $363,500 and $6,000, respectively, to an investor. During the years ended December 31, 2016 and 2015, the Company entered into various debt arrangements with the same investor in the aggregate amount of $6,500 and $55,500, respectively, to provide financing of the Company’s operations. The notes are unsecured and due on demand. As of December 31, 2016 and 2015, the Company had notes payable of $430,076 and $419,000 and accrued interest on the notes of $86,500 and $75,000, respectively. The amounts owing are secured by the assets of the Company and are due on demand. Interest on the $419,000 was $1,500 per 7 days until the debt is repaid and was at $83,500 at December 31, 2016. Interest on the remaining balance of $11,076 is at $250 per month and was at $3,000 at December 31, 2016.

On October 22, 2015, the Company acquired 50% of the intellectual property developed by Yinuo in exchange for the issuance of a $500,000 promissory note, which is unsecured, non-interest bearing, and is due on demand. As of December 31, 2016 and 2015, the balance due to Yinuo was $500,000.

During the years ended December 31, 2016 and 2015, the Company entered into various debt arrangement with various investors to provide financing of the Company’s operations. The notes were unsecured, non-interest bearing, and due on demand. As of December 31, 2016 and 2015, the Company had notes payable of $68,880 and $62,880, respectively.

7.Convertible Notes Payable

During the year ended December 31, 2015, the Company entered into a convertible promissory note in the principle amount of $200,000 with a third party. The note was unsecured, non-interest bearing and subsequently amended, to become due on demand, upon mutual agreement between the investor and the Company. The notes conversion terms are as follows: (i) outstanding principle of $60,000 shall be converted into shares representing 5% of the Company (ii) outstanding principle of $140,000 shall be converted into shares representing 10% of the Company.

During the year ended December 31, 2016, the Company entered into a convertible note agreement in the principle amount of $20,000 with a third party. The amount is unsecured, bears interest at 15% per annum, and is due on March 3, 2018. The principal amount and accrued interest is convertible into common shares at a rate of 50% of the market price of the Company’s common shares upon the completion of an IPO or other qualified financing. As of December 31, 2016, the Company recorded accrued interest of $2,323.

During the year ended December 31, 2016, the Company entered into a convertible note agreement in the principle amount of $10,000 with a third party. The amount is unsecured, bears interest at 30% per annum, and is due on March 3, 2018. The principal amount and accrued interest is convertible into common shares at a rate of 50% of the market price of the Company’s common shares upon the completion of an IPO or other qualified financing. As of December 31, 2016, the Company recorded accrued interest of $1,125.

ONE MEDIA ENTERPRISES LIMITED

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

8.Management Fees

The Company has a management agreement with Angelfish Investment PLC (“Angelfish”), a Wales company, to provide management and consulting services to the Company. During the years ended December 31, 2016 and 2015, the Company incurred $10,629 and $13,875, respectively. As of December 31, 2016 and 2015, the payable associated with the management fees to Angelfish was $107,172 and $116,336.

9.Common Shares

On December 8, 2012, the Company issued 1,000 common shares to management and officers of the Company for $1,547 (£1,000) for services.

10.Income Taxes

The Company has $1,160,992 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2032. The statutory rate was calculated taking into consideration the US federal income tax rate of 34% and the United Kingdom federal income tax rate of 20%. The income tax benefit for the year ended December 31, 2016 and 2015 is as follows:

	2016	2015

Net loss before taxes	$(138,601)	$(388,614)
Difference in foreign exchange translation	(21,793)	(6,896)
Net loss, net differences	(160,394)	(395,510)
Statutory rate	31%	31%

Computed expected tax recovery	(49,722)	(122,608)
Change in valuation allowance	49,722	122,608

Income tax provision	–	–

The significant components of deferred income tax assets and liabilities as of December 31, 2016 and 2015 after applying enacted corporate income tax rates are as follows:

	2016	2015

Net operating losses carried forward	$1,160,992	$1,000,598

Total gross deferred income tax assets	318,407	269,027
Valuation allowance	(318,407)	(269,027)

Net deferred tax asset	–	–

Future tax benefits, which may arise as a result of these losses, have not been recognized in these consolidated financial statements, and have been offset by a valuation allowance. As at December 31, 2016, the Company has no uncertain tax positions.

11.Subsequent Events

On April 21, 2017, Robert J. Wagner, founder, director and CEO of the Company, acquired 35,000,000 shares of common stock of One Life Technologies Corp. (formerly Oculus Inc.) (“One Life”) for an aggregate purchase price of $20,000, from Leon Henry in accordance with a stock purchase agreement. The acquired shares represent approximately 75.5% of One Life’s total issued and outstanding common stock.

ONE MEDIA ENTERPRISES LIMITED

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

11.Subsequent Events (continued)

On May 8, 2017, the Company entered into a share exchange agreement with One Life Technologies Corp. (formerly Oculus Inc.) (“One Life”), a company incorporated in the State of Nevada on January 9, 2014. Pursuant to the agreement, One Life will acquire 100% of the issued and outstanding common shares of the Company in exchange for the issuance of 40,000,000 shares of common stock and 5,000,000 shares of preferred stock of One Life. The agreement is subject to: (i) a name change of One Life to accurately reflect the post transaction of the business; (ii) completion of a two-for-one forward split of One Life’s common stock; (iii) an increase in the One Life’s authorized shares of common stock from 200,000,000 to 500,000,000 shares of common stock; (iv) cancellation of 35,000,000 shares of common stock of One Life and returned to treasury; and (v) the Company providing One Life with audited financial statements.